UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2012

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Union Drilling, Inc.
(Exact name of registrant as specified in its charter)
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DELAWARE	000-51630	16-1537048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 25, 2012, Union Drilling, Inc., a Delaware corporation (the “Company”) and Sidewinder Drilling Inc., a Delaware corporation (“Sidewinder”), issued a joint press release announcing the entry into a definitive agreement (the “Merger Agreement”) among the Company, Sidewinder and Fastball Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Sidewinder (the “Purchaser”), pursuant to which Sidewinder, through the Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for $6.50 per share in cash, without interest and subject to applicable withholding taxes (the “Offer Price”).

As soon as practicable after the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Sidewinder. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 25, 2012, the Company sent a letter to employees of the Company, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On September 25, 2012, the Company sent a letter to its customers, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits

99.1	Press release, dated September 25, 2012.

99.2	Letter to employees, dated September 25, 2012.

99.3	Letter to customers, dated September 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012	Union Drilling, Inc.

	By:	/s/ David S. Goldberg
		Name:	David S. Goldberg
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated September 25, 2012.

99.2	Letter to employees, dated September 25, 2012.

99.3	Letter to customers, dated September 25, 2012.